Exhibit 99.1

Contact:           Chris Donaghey

443-733-1600

The KEYW Holding Corporation Announces Closing of $19.5 Million Over-Allotment Option for Total Convertible Senior Notes Issuance of $149.5 Million

HANOVER, Md., August 15, 2014 (Globe Newswire) – The KEYW Holding Corporation (NASDAQ: KEYW) announced today the closing of an additional $19.5 million principal amount of its convertible senior notes due July 15, 2019 to cover over-allotments in connection with its public offering launched on July 15, 2014, for a total offering size of $149.5 million. RBC Capital Markets and BofA Merrill Lynch acted as joint book-running managers for the notes offering. SunTrust Robinson Humphrey acted as co-manager. In connection with the exercise of the over-allotment option, the Company entered into privately negotiated capped call transactions with affiliates of RBC Capital Markets and BofA Merrill Lynch.

The net proceeds from the exercise of the over-allotment option were approximately $18.7 million after deducting the underwriters’ discounts, estimated fees and expenses. The Company used approximately $2.4 million to fund the cost of the additional capped call transactions. The Company plans to use the net proceeds for working capital, capital expenditures and other general corporate purposes, including potential acquisitions.

The registration statement pursuant to which this offering was made is effective pursuant to the Securities Act of 1933.  Offers and sales of the notes may be made only by the prospectus and related prospectus supplement, which, when available, may be obtained from RBC Capital Markets, Attention: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281 or by calling (877) 822-4089 or from BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038 or by emailing dg.prospectus_requests@baml.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers’ requirements. For more information contact The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time, including the risk that these activities could increase or decrease the price of the relevant notes and/or the value of KEYW’s common stock. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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